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                                                                      EXHIBIT 10





                                 June 27, 1997




Mr. William E. Macaulay
First Reserve Corporation
475 Steamboat Road
Greenwich, CT 06830

                 RE:      Automatic Grant of Stock Option


Dear Mr. Macaulay:

                 On June 26, 1997, the Board of Directors of Domain Energy Corporation (the "Company") authorized and approved the 1997 Stock Option Plan for Nonemployee Directors (the "Plan"), which Plan became effective on June 27, 1997. The Plan provides for the automatic grant of options to the nonemployee directors of the Company. A copy of the Plan is annexed hereto and shall be deemed a part hereof as if fully set forth herein. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

                 The Company hereby grants to you the option (the "Option") to purchase, in accordance with the terms and conditions set forth in the Plan, but subject to the limitations set forth herein and in the Plan, an aggregate of 4,002 shares of Common Stock, $.01 par value per share, of the Company at a price of $13.50 per share, such option price being, in the judgment of the Board of Directors, not less than one hundred percent (100%) of the fair market value of such share at the close of business on the date hereof (i.e., June 27, 1997). The Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                 Subject to the provisions and limitations of Sections 8 and 10 of the Plan, this Option may be exercised by you, on a cumulative basis, during a period of ten (10) years commencing on the date hereof and terminating at the close of business on June 27, 2007 as follows:

                   up to 1,334 of the total number of shares subject to this Option may be purchased by you as of the date hereof;
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                   up to an additional 1,334 of the total number of shares
subject to this Option may be purchased by you as of the date of the annual meeting of stockholders of the Company during 1998, provided that you are an Eligible Director immediately following such annual meeting; and

                   the balance of the total number of shares subject to this Option may be purchased by you as of the date of the annual meeting of stockholders of the Company during 1999, provided that you are an Eligible Director immediately following such annual meeting.

                 The unexercised portion of the Option granted herein will automatically and without notice terminate and become null and void upon the expiration of ten (10) years from the date hereof. If, however, prior to the expiration of ten (10) years from the date hereof, your service as a director of the Company terminates, this Option will terminate on the applicable date set forth in Section 9 of the Plan.

                 In no event shall you exercise this Option for a fraction of a share or for less than one hundred (100) Shares (unless the number purchased is the total balance for which the Option is then exercisable).

                 This Option is not transferable by you otherwise than by will or the laws of descent and distribution, and is exercisable, during your lifetime, only by you. This Option may not be assigned, transferred (except by will or the laws of descent and distribution), pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof, and the levy of any attachment or similar proceeding upon the Option, shall be null and void and without effect.

                 Any exercise of this Option shall be in writing addressed to the Secretary of the Company at the principal place of business of the Company, and shall comply with the requirements of the Plan.

                 If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the shares purchased pursuant to the exercise of this Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or in respect of such laws.

                 You hereby covenant and agree with the Company that if, at the time of exercise of this Option, there does not exist a
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Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement shall have become effective and shall include a prospectus which is current with respect to the shares subject to this Option, (i) you are purchasing the shares for your own account, for investment and not with a view to the resale or distribution thereof and (ii) any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption. You further covenant and agree to indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by you is contrary to the representation and agreement referred to above.

                 As provided in the Plan, the Company may require you to pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid either
(i) by cash or check or (ii) by electing, pursuant to a written notice delivered to the Board of Directors prior to the date of exercise, to have shares of Common Stock (having an aggregate fair market value on the date of exercise sufficient to satisfy the applicable tax withholding requirements) withheld from the shares deliverable upon such exercise, the Company shall have no obligation to issue, and you shall have no right to receive, any shares subject to this Option.

                 This agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.
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                 Please indicate your acceptance of all the terms and
conditions of this Option and the Plan by signing and returning a copy of this letter.

                                                   Very truly yours,

                                                   DOMAIN ENERGY CORPORATION


                                                   By:  /s/  Michael V. Ronca
                                                      -----------------------

ACCEPTED:


  /s/  William E. Macaulay
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Signature of Director


William E. Macaulay
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Name of Director

Date:
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